Exhibit 99.1

April 16, 2010

NEWS RELEASE

US GOLD ANNOUNCES POSITIVE PRELIMINARY ECONOMIC ASSESSEMENT
FOR GOLD BAR PROJECT, NEVADA

PROJECTED ANNUAL GOLD PRODUCTION 57,000 OZ, ESTIMATED INITIAL CAPEX $38.2MM

Toronto, Ontario (April 16, 2010) - US GOLD CORPORATION (NYSE.AMEX: UXG - TSX: UXG) is pleased to announce results of a Preliminary Economic Assessment (“PEA”) for its 100% owned Gold Bar Project in Nevada. Results demonstrate favourable economic returns at the current gold prices. Highlights are as follows:

GOLD BAR PROJECT HIGHLIGHTS

(All amounts in US dollars, Assumes $850 gold price)

•                 Projected annual production of approximately 57,000 ounces of gold over a 6 year mine life (total 345 thousand ounces), at an estimated cash cost of $557 per ounce (oz).

•                 Pre-tax discounted Net Present Value (NPV) of $28.1 million at $850 per oz gold and 6% discount rate, giving an Internal Rate of Return (IRR) of 21%. Based on today’s gold price ($1150 per oz) the NPV and IRR increase to $104.8 million and 60%.

•                 Estimated initial capital expenditure of $38.2 million, life-of-mine (LOM) capital expenditure of $47.3 million, and pay-back period of 4.7 years at $850 per oz gold, or 2.9 years based on today’s gold price ($1150 per oz).

The PEA was prepared by Telesto Nevada Inc. (“Telesto”) of Reno, Nevada in accordance with the requirements of Canadian National Instrument 43-101 “Standards of Disclosure for Mineral Projects” (“NI 43-101”). It contemplates a conventional open pit mining operation and heap leach gold recovery. Contract mining would be employed to reduce capital expenditures. The mine plan calls for the extraction of 13.1 million tonnes at an average grade of 1.0 gram gold per tonne (gpt) containing 421 thousand ounces of gold. The PEA is based on the mineral resource estimate announced on March 31, 2010 also by Telesto.

The PEA is an estimate of the economic viability of the project and does not contemplate a number of important engineering and regulatory factors. Further study is required prior to making a production decision. The following tables summarize the results of the PEA:

ECONOMIC SENSITIVITY SUMMARY (1)(2)

	Net Present Value
Gold Price	(US$ thousands)	LOM Cash Flow	Internal Rate of	Payback
(US$/oz)	Discount Rate 6.0%	(US$ thousands)	Return (%)	(Years)
$850	$28,111	$49,758	21%	4.7
$950	$53,666	$82,586	35%	4.0
$1050	$79,221	$115,414	47%	3.3
$1150	$104,777	$148,243	60%	2.9

(1)          Preliminary economics have been reported by Telesto on a pre-tax basis.

(2)          Includes 5% Nevada State Net Proceeds of Mines Tax.

KEY RESULTS SUMMARY

Life of Mine
Estimated Pit Contained Gold (thousand oz)	421
Estimated Net Recoverable Gold (thousand oz)	345
Average Gold Recovery (%)	82
Mining Rate (million tonnes per annum)	2.2
Life of Mine (years)	6
Overall Strip Ratio	3.9
Capital Expenditure (US$ millions):
Initial	38.2
Sustaining	9.1
Total	47.3
Total Capital Cost (US$ per oz)	137

Gold Production (average recovered oz per annum)	57,000
Average Grade (gpt)	1.0
Operating Cash Cost (US$ per oz)	557

MINE PLAN

	Oxide Heap Leach				Waste
Year	Ore Tonnes (millions)	Gold Grade (gpt)	Contained Gold (oz)	Recovered Gold (oz)	Tonnes (millions)	Strip Ratio
1	2.4	1.1	78,000	48,200	13.4	5.5
2	2.5	1.1	80,500	65,500	12.7	5.0
3	2.7	1.1	85,800	69,100	12.9	4.9
4	2.5	1.1	82,900	68,800	7.7	3.1
5	2.5	1.0	77,400	64,500	4.0	1.6
6	0.5	1.0	16,200	25,800	1.1	2.0
7	0	—	0	3,300	0	—

GOLD BAR PROJECT MINERAL RESOURCE ESTIMATE(3)

	Tonnage	Gold	Avg. Grade	Ave. Grade
Gold Bar Project Resources	(MM tonnes)	Ounces	(gpt)	(opt)
Measured	28.3	850,127	0.935	0.027
Indicated	5.2	124,748	0.745	0.022
Measured + Indicated	33.5	974,875	0.905	0.026
Inferred	1.3	21,869	0.537	0.016

(3)                               A NI 43-101 compliant technical report containing the “Mineral Resource Estimate” will be filed on SEDAR and posted on US Gold’s website (www.usgold.com). The resource estimate with an effective date of March 31, 2010 was completed by Jonathan M. Brown, CPG, MBA, (Telesto Nevada Inc.) a “Qualified Person” and “Independent” of US Gold within the meaning of NI 43-101.  The resource model was created using MicroModel mining software, with the Cutoff grade of 0.012 opt Au (0.411 gpt) as selected by Telesto Nevada Inc. The total number of drill holes used in the Mineral Resource Estimate numbers over 1764. Figures may not add due to rounding.

PROPERTY LOCATION

The Gold Bar Project is located within the Battle Mountain-Eureka-Cortez gold trend in Eureka County, Central Nevada. The property was previously mined until 1994 by Atlas Gold Corporation. The nearest operating mine is Barrick Gold’s Ruby Hill, which is approximately 30 miles to the Southeast.

NEXT STEPS

US Gold plans to continue exploration at Gold Bar in 2010 with the goal of discovering new areas of mineralization as well as expanding the existing resources. The objective of exploration is to increase the mine life from 6 to 8 years. Additionally, the Company will begin the process of preparing information required for environmental permitting and preparation of a pre-feasibility study. Pre-feasibility level studies required detailed information on mining method, pit slope stability, heap pad design, waste dump design, production schedule, capital and operating cost estimates, hydrology, metallurgy, electric power, environmental factors, etc. Progress reports will be given periodically to inform shareholders of major developments.

ABOUT US GOLD

US Gold Corporation is a Colorado incorporated gold and silver exploration company with a strong treasury, no debt and two significant land holdings, one in Nevada next to Barrick Gold’s multi-million ounce Cortez project, and the other in Mexico where an exciting high-grade silver discovery has been made. US Gold’s goal is to qualify for inclusion in the S&P 500 within 5 years. US Gold’s shares trade on the NYSE Amex and the Toronto Stock Exchange under the symbol UXG. US Gold has good market liquidity, trading 1.0 million shares daily, and is included in S&P/TSX and Russell indices.

QUALIFIED PERSON

Technical information related to the PEA contained in this news release has been reviewed and approved by Jonathan Brown, an independent Qualified Person as defined by NI 43-101, with the ability and authority to verify the authenticity and validity of this data. The report titled “NI 43-101 Preliminary Assessment of US Gold Corporation’s Gold Bar Project, Including Gold Pick, Gold Ridge, Cabin Creek and Hunter” with an effective date of April 15, 2010 has been prepared by Jonathan Brown of Telesto Nevada Inc., an independent geological consulting firm based in Reno, Nevada. This report is available on SEDAR (www.sedar.com).

FORWARD LOOKING STATEMENTS

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

CAUTIONARY STATEMENTS FOR U.S. INVESTORS

The resource estimates contained in this press release have been prepared in accordance with standards of the Canadian Institute of Mining, Metallurgy and Petroleum referred to in Canadian National Instrument 43-101 (NI 43-101). These standards are different from the standards generally permitted in reports filed with the SEC. Under NI 43-101, US Gold reports measured, indicated and inferred resources, measurements which are generally not permitted in filings made with the SEC. The estimation of measured resources and indicated resources involve greater uncertainty as to their existence and economic feasibility than the estimation of proven and probable reserves. U.S. investors are cautioned not to assume that any part of measured or indicated resources will ever be converted into economically mineable reserves. The estimation of inferred resources involves far greater uncertainty as to their existence and economic viability than the estimation of other categories of resources.

Canadian regulations permit the disclosure of resources in terms of “contained ounces”; however, the SEC only permits issuers to report “mineralized material” in tonnage and grade without reference to contained ounces. Under U.S. regulations the tonnage and grade described herein under the “measured” and “indicated” categories would be characterized as mineralized material. The disclosure herein is being made by US Gold to provide a means of comparing its project to those of other companies in the mining industry, many of which are Canadian and report pursuant to NI 43-101, and to comply with applicable disclosure requirements.

Certain statements contained herein and subsequent oral statements made by and on behalf of the Company may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “intends,” “anticipates,” “believes,” “expects” and “hopes” and include, without limitation, statements regarding the Company’s results of exploration, plan of business operations, potential contractual arrangements, receipt of working capital, anticipated revenues and related expenditures. Factors that could cause actual results to differ materially include, among others, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”. Most of these factors are outside the control of the Company. Investors are cautioned not to put undue reliance on forward-looking statements. Except as otherwise required by applicable securities statutes or regulations, the Company disclaims any intent or obligation to update publicly these forward looking statements, whether as a result of new information, future events or otherwise.

U.S. investors should be aware that the issuer has no “reserves” as defined by Guide 7 and are cautioned not to assume that any part or all of the potential target mineral resources will ever be confirmed or converted into Guide 7 compliant “reserves.”

For further information contact:

Stefan M. Spears	Mailing Address
Vice President, Projects	99 George Street, 3rd Floor
Tel: (647) 258-0395	Toronto, ON M5A 2N4
Toll Free: (866) 441-0690	E-mail: info@usgold.com
Fax: (647) 258-0408